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                                                                    EXHIBIT 3.13

                                State of Delaware
                                                                          PAGE 1
                        Office of the Secretary of State

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED LIABILITY COMPANY OF "AMERICAN COMMERCIAL TERMINALS LLC", FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF JUNE, A.D. 1998, AT 10 O'CLOCK A.M.

                                      [SEAL] /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

2910204 8100                                 AUTHENTICATION:  9147266

981235897                                              DATE:  06-18-98

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                            CERTIFICATE OF FORMATION
                                       OF
                        AMERICAN COMMERCIAL TERMINALS LLC

      This Certificate of Formation of American Commercial Terminals LLC (the "LLC"), dated as of June 16, 1998, is being duly executed and filed by Michael
A. Khouri, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. Section 18-101 et seq.).

      FIRST: The name of the limited liability company formed hereby is American Commercial Terminals LLC.

      SECOND: The registered office of the LLC in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the registered agent of the LLC at such address is The Corporation Trust Company.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                                 By: /s/ Michael A. Khouri
                                                    ----------------------------
                                                     Michael A. Khouri
                                                     Authorized Person